AMENDED PLEDGE AND ESCROW AGREEMENT

        THIS AMENDED PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of June 28, 2005 (the "Effective Date") by and among CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the
"Pledgee") and HEADLINERS ENTERTAINMENT GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Pledgor"), and DAVID GONZALEZ, ESQ., as escrow agent ("Escrow Agent").
RECITALS:

        WHEREAS, the parties hereto desire that this Agreement amend and replace the Pledge and Escrow Agreement dated March 17, 2005 between the parties hereto (the "Pledge Agreement");

        WHEREAS, pursuant to the Pledge Agreement, the Pledgor agreed to pledge to the Pledgee one hundred million (100,000,000) shares of the Pledgor's common stock, as increased therein and herein, (collectively, the "Pledged Shares") in order to secure the Pledgor's obligations under the Promissory Note dated March 17, 2005 issued to the Pledgee (the "March Promissory Note");

        WHEREAS, on the date hereof, the Pledgee has loaned additional money to the Pledgor as evidenced by a Convertible Debenture issued by the Pledgor to the Pledgee dated the date hereof with a face amount of $3,000,000 (the "June Convertible Debenture"), and the Pledgee has loaned the Pledgor $4,500,000 as evidenced by a Promissory Note issued to the Pledgee dated January 25, 2005 (the ("January Promissory Note");

        WHEREAS, in order to secure the Pledgor's obligations under the March Promissory Note, the June Convertible Debenture, the January Promissory Note, and this Agreement (collectively referred to as the "Transaction Documents"), the Pledgor has agreed to pledge to the Pledgee the Pledged Shares.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

TERMS AND CONDITIONS

        1.	Pledge and Transfer of Pledged Shares.

                1.1.	The Pledgor hereby grants to Pledgee a security interest
in all Pledged Shares as security for Pledgor's obligations under the March Promissory Note, the June Convertible Debenture, and the January Promissory Note (collectively referred to herein as the "Promissory
Notes"). The Pledgor has delivered to the Escrow Agent stock certificates representing the Pledged Shares, together with duly executed stock powers executed in blank by the Pledgor (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow
Agent until the full payment of all amounts due to the Pledgee under the Promissory Notes and through repayment in accordance with the terms of the Promissory Notes, or the termination or expiration of this Agreement.

        2.	Rights Relating to Pledged Shares.  Upon the occurrence of an
Event of Default (as defined herein), the Pledgee shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Pledged Shares.

        3.	Release of Pledged Shares from Pledge.  Upon the payment of
all amounts due to the Pledgee under the Promissory Notes by repayment in accordance with the terms of the Promissory Notes, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice for payment of the amounts due to the Pledgee under the Promissory Notes, the Escrow Agent shall return to the Pledgor the Transfer Documents and the certificates representing the Pledged Shares, (collectively the "Pledged Materials"), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Promissory Notes, by repayment in accordance with the terms of the Promissory Notes, this Agreement and Pledgee's security interest and rights in and to the Pledged Shares shall terminate.

        4.	Event of Default.  An "Event of Default" shall be deemed to
have occurred under this Agreement upon an Event of Default under the Transaction Documents.

        5.	Remedies.  Upon the occurrence of an Event of Default, Pledgee shall provide written notice of such Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgor. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgee the Pledged Materials held by the Escrow Agent hereunder, whereupon
Pledgee may exercise all rights and remedies of a secured party with respect to such property as may be available under the Uniform Commercial
Code as in effect in the State of New Jersey.

        6.	Concerning the Escrow Agent.

                6.1.	The Escrow Agent undertakes to perform only such duties
as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

                6.2.	The Escrow Agent may act in reliance upon any writing or
instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so.
The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by him as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by him in the escrow.

                6.3.	Pledgee and the Pledgor hereby agree, to defend and
indemnify the Escrow Agent and hold him harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which he may incur or with which he may be threatened by reason of his acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

                6.4.	If any of the parties shall be in disagreement about the
interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at his sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgor, the Company and Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of his activities under this Agreement until a final decision or other settlement in the proceeding is received.

                6.5.	The Escrow Agent may consult with counsel of his own
choice (and the costs of such counsel shall be paid by the Pledgor and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by him hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by his willful misconduct or gross negligence.

                6.6.	The Escrow Agent may resign upon ten (10) days' written
notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

                6.7	Conflict Waiver. The Pledgor hereby acknowledges that
the Escrow Agent is general counsel to the Pledgee, a partner in the general partner of the Pledgee, and counsel to the Pledgee in connection with the transactions contemplated and referred herein. The Pledgor agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Pledgee and the Pledgor will not seek to disqualify such counsel and waives any objection Pledgor might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

                6.8	Notices.  Unless otherwise provided herein, all demands,
notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

      If to the Company, to:
      Headliners Entertainment Group, Inc.
      501 Bloomfield Avenue
      Montclair, NJ 07042
      Attention: Ed Rodriguez, Chairman and CEO
      Telephone: (973) 233-1233
      Facsimile: (973) 233-1299

      With a copy to:
      Robert Brantl, Esq,
      322 4th Street
      Brooklyn, NY 11215
      Telephone: (718) 768-6045
      Facsimile: (718) 965-4042

      If to the Investor(s):
      Cornell Capital Partners, LP
      101 Hudson Street -Suite 3700
      Jersey City, NJ 07302
      Attention: Mark Angelo
                 Portfolio Manager
      Telephone: (201)-095-8300
      Facsimile: (201) 985-8266


      With a Copy to:
      David Gonzalez, Esq.
      101 Hudson Street - Suite 3700
      Jersey City, NJ 07302
      Telephone: (201) 985-8300
      Facsimile: (201) 985-8266

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

        7.	Binding Effect.  All of the covenants and obligations
contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

        8.	Governing Law; Venue; Service of Process.  The validity,
interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

        9.	Enforcement Costs.  If any legal action or other proceding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

        10.	Remedies Cumulative.  No remedy herein conferred upon any
party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

        11.	Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

        12.	No Penalties.  No provision of this Agreement is to be
interpreted as a penalty upon any party to this Agreement.

        13.	JURY TRIAL.  EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



        IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.


                                 HEADLINERS ENTERTAINMENT GROUP INC.

                                 By: /s Ed Rodriguez
                                 ---------------------------
                                 Name:  Ed Rodriguez
                                 Title: Chairman & Chief Executive Officer



                                 CORNELL CAPITAL PARTNERS, LP

                                 By:    Yorkville Advisors, LLC
                                 Its:   General Partner

                                 By:    /s/ Mark Angelo
                                 -------------------------------
                                 Name:  Mark Angelo
                                 Title: Portfolio Manager


                                 By:    /s/David Gonzalez
                                 -------------------------------
                                 Name:  David Gonzalez, Esq.

                                 EXHIBIT "A"
                              Pledged Property

100,000,000 Common Stock Shares of Headliners Entertainment Group, Inc. represented by Stock Certificate No. 2860